Exhibit 4.4

                             STOCK OPTION AGREEMENT

                              as of ______________

            The parties to this Incentive Stock Option Agreement (this "Agreement") are Access Integrated Technologies, Inc. (the "Company"), a Delaware corporation, and ___________ (the "Optionee"), an employee of the Company.

            The Company desires to have the Optionee serve as an employee of the Company and to provide the Optionee with an incentive to put forth maximum effort for the success of the business.

            The Company has adopted the Access Colo, Inc. 2000 Stock Option Plan (the "Plan"), as amended, to attract and retain highly competent key employees, directors and consultants and to provide an incentive in motivating these individuals to achieve long-term corporate objectives. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Plan.

            This Agreement sets forth the terms and conditions applicable to options to purchase shares of the Common Stock of the Company, par value $.001 per share (the "Common Stock"), granted to the Optionee under the Plan as of the date first above written (the "Grant Date").

            Accordingly, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                GRANT OF OPTIONS

            1.1 Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee as of the Grant Date the right and option to purchase from the Company up to, but not exceeding in the aggregate, ___________ shares of Common Stock, at an option price of _______________ per share (the "Options"), and for the period beginning on the Grant Date and ending on ______________ (the "Option Term").

            1.2 The Options are incentive  stock  options  within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

            1.3 The Options shall be subject to the terms and conditions of the Plan as well as the provisions of this Agreement. The Plan, a copy of which has been provided to the Optionee, is incorporated by reference herein in its entirety. In the event of any conflict between the Plan and this Agreement, the provisions of the Plan shall govern.

                                   ARTICLE II
                      VESTING, EXERCISE AND TAX WITHHOLDING

            2.1 Unless sooner vested or terminated pursuant to this Agreement, the Options granted to the Optionee hereunder shall vest in accordance with the terms of Exhibit A attached hereto. On and after the date Options have vested, they may be exercised at any time and from time to time during the Option Term, subject to earlier termination in accordance with Article III. Upon the termination of any of the Options pursuant to Article III, the Options so terminated shall cease to be exercisable and the Optionee shall have no further rights under this Agreement with respect to the Options so terminated.

            2.2 The Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Grant Date, to vest the Options, in whole or in part, prior to the time the Options would otherwise vest under the terms of this Agreement.

            2.3 Vested Options shall be exercised by the Optionee (i) by delivering to the Company a Notice in the form set forth as Exhibit B hereto, together with a check payable to the order of the Company or such other consideration as may be appropriate pursuant to the Notice or (ii) in such other form as may be permitted by the Company.

            2.4 The Company shall notify the Optionee of the amount of withholding tax or other tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the exercise of the Options or the sale of shares of Common Stock subject to the Options. The Optionee shall meet his withholding requirement (i) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such exercise, or (ii) in such other form as may be permitted by the Company.


                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

            3.1 In the event of the termination of employment of the Optionee by the Optionee or the Company for any reason whatsoever other than death or permanent disability (as defined in Section 3.2), any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated in writing by the Committee, shall terminate on the earliest of (i) thirty days after the date of such termination, or (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination and shall not be exercisable at any time thereafter. For purposes of this Article III, termination of employment with respect to a Participant who is a director or consultant and who is not otherwise an employee of the Company shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

            3.2 In the event of the termination of the employment of the Optionee by reason of death or permanent disability, any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated in writing by the Committee, shall terminate on the earliest of (i) one hundred eighty days after the date of such termination, or (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination and shall not be exercisable at any time thereafter. As used in this Agreement, the term "permanent disability" means the Optionee being deemed to have suffered a disability that makes the Optionee eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

            3.3 In the event of termination of employment, the Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Grant Date, to permit an Option to be exercised, in whole or in part, after its expiration date described in Section
3.1 or Section 3.2, but not after the expiration of the Option Term.

            3.4 In the event of a Change in Control (as defined in the Plan), all Options outstanding on the date of such Change in Control that have not previously vested or terminated under the terms of this Agreement shall become immediately and fully exercisable. Notwithstanding the foregoing, unless otherwise determined by the Board, no change in control of the Company shall be deemed to have occurred for purposes of determining a Participant's rights under this Plan if (i) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Participant acquires a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 3.4.


                                   ARTICLE IV
                                  MISCELLANEOUS

            4.1 The number and kind of shares subject to outstanding Options and the option price for such shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options. The Company shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

            4.2 In the  event  of a  Merger  in  which  the  Company  is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation or other consideration, the Committee shall have the sole discretion to determine that (i) the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under this Option Agreement or substitute awards in respect of the Acquiring Corporation's stock for outstanding Options or (ii) the outstanding Options shall be cancelled in exchange for such consideration as the Committee shall approve (based on the value of the consideration received in the Merger by holders of the same class of shares that are subject to outstanding Options).

            4.3 After any Merger in which the Company shall be a surviving corporation, the Company may grant substituted options pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old Options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

            4.4 Nothing contained in this Agreement shall be deemed to confer upon the Optionee, in his capacity as a holder of Options, any right to prevent or to approve or vote upon any of the corporate actions described in this
Article IV. The existence of the Options granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            4.5 Whenever the term "the Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Options may be transferred by will or by the laws of descent and distribution, the term "the Optionee" shall be deemed to include such person or persons.

            4.6 The Options granted hereunder are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by him or her. No assignment or transfer of the Options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Options shall terminate and become of no further effect.

            4.7 The Optionee shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the Options shall not have been exercised as herein provided.

            4.8 Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Optionee, with or without cause.

            4.9 Nothing in this Agreement or otherwise shall obligate the Company to vest any of the Options, to permit the Options to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Optionee.

            4.10 Notwithstanding any other provision hereof, the Optionee shall not exercise the Options granted hereunder, and the Company shall not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance (or such purchase) of such shares would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

            4.11 No amounts of income or other benefits received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

            4.12 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its office at 55 Madison Avenue, Morristown, New Jersey 07960 and all notices or communications by the Company to Optionee may be given to the Optionee personally or may be mailed to him or her.

            4.13 This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

            4.14 As used in this Agreement, unless the context otherwise requires (i) references to "Articles" or "Sections" are to articles or sections of this Agreement, (ii) "hereof", "herein", "hereunder" and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) references to any gender include references to all genders,
(iv) "including" means including without limitation, and (v) headings of the various articles and sections are for convenience of reference only.

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            4.15 The Optionee  agrees and  acknowledges  that he or she shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company's securities and any transactions relating thereto and shall execute and deliver such agreements and documents, including without limitation, a lock-up agreement, as may be requested by the Company or the underwriters. The Optionee's obligations under this Section 4.15 shall apply to any shares of Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which such Common Stock may be exchanged or into which such Common Stock may be converted.

            4.16 Stock purchased pursuant to this Agreement shall be subject to the terms of the Shareholders Agreement, dated as of September 1, 2000 (the "Shareholders Agreement"), as it may be amended from time to time, or any successor agreement among the Company and its stockholders. No certificates evidencing such stock shall be delivered until the owner thereof has evidenced his acceptance of such Agreement and any and all provisions thereof in writing. Certificates shall be indorsed with appropriate notice of applicability of the Shareholders Agreement.

            4.17 This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Agreement, the Company makes no representations, warranties or covenants to the Optionee with respect to this Agreement or its subject matter, including with respect to (i) the current or future value of the shares subject to the Options and (ii) whether the option price is equal to, less than or greater than the fair market value of a share of Common Stock. Any modification, amendment or waiver to this Agreement will be effective only if it is in writing signed by the Company and the Optionee. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     ACCESS INTEGRATED TECHNOLOGIES, INC.


                                     By:___________________________

                                     Title: President/CEO


                                    OPTIONEE:

                                       ____________________________

                                    EXHIBIT A

                                VESTING SCHEDULE




                                             Cumulative Percentage
      DATE OF VESTING                           OF OPTIONS VESTING
      --------------                            ------------------

                                    EXHIBIT B

                            EXERCISE OF STOCK OPTION


            Pursuant to the provisions of the Stock Option Agreement entered into as of __________ 2005 between Access Integrated Technologies, Inc. (the "Company") and ___________, Optionee (the "Agreement"), I hereby exercise the Stock Option granted under the terms of the Agreement to the extent of _____ shares of the Common Stock of the Company (the "Shares"). I deliver to the Company herewith the following in payment for the Shares:

METHOD OF PAYMENT (check one of the following):

      |_| I have enclosed $_________________ in full payment for the option shares and any applicable withholding.

      OR
      |_| I have enclosed stock certificate no(s) _____________ together with stock powers endorsed to the Company, representing ____________ shares of the Company's Common Stock.

      OR
      |_| I have given irrevocable instructions to a broker to deliver prompt payment of the exercise price for the option shares and any applicable withholding.

      OR
      |_| A combination of the above methods or other form of payment approved by the Committee
            (describe):_____________________________________________

            ________________________________________________________



Date: ______________________         _____________________________________
                                             Optionee


                                     _____________________________________
                                             Address


                                     _____________________________________
                                             Social Security Number